EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 7, 1997, which appears on page 43 of the 1996 Annual Report to Shareholders of Praxair, Inc., which is incorporated by reference in Praxair, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
------------------------------


Price Waterhouse LLP
Stamford, CT
November 5, 1997



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